Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To MIM Corporation:


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 24, 1997 incorporated by reference in MIM Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.



                                        ARTHUR ANDERSEN LLP




Roseland, New Jersey
August 14, 1997